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                                                                 Exhibit 10(a) 4



                               FOURTH AMENDMENT
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     FOURTH AMENDMENT, dated as of June 20, 1995 (this "Amendment"), to the
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Credit Agreement, dated as of December 8, 1993 (as amended prior to the date hereof and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ICF KAISER INTERNATIONAL, INC. a Delaware
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corporation (the "Borrower"), the lenders parties thereto (the "Lenders") and
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CHEMICAL BANK, a New York banking corporation, as agent (in such capacity, the
"Agent").
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                                  WITNESSETH:
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     WHEREAS, the Company, the Lenders and the Agent are parties to the Credit
Agreement; and

     WHEREAS, the Company has requested that the Lenders and the Agent agree to amend certain provisions of the Credit Agreement, and the Lenders and the Agent are agreeable to such request upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Company, the Lenders and the Agent hereby agree as follows:

     1.   Definitions. All terms defined in the Credit Agreement shall have
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such defined meanings when used herein unless otherwise defined herein.

     2.   Amendment of Subsection 1.1.  (a) Subsection 1.1 of the Credit
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Agreement is hereby amended by adding, in proper alphabetical order, the following new definitions:

          "ICF Kaiser Government Programs":  ICF Kaiser Government Programs,
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     Inc., a Delaware corporation, a wholly owned Subsidiary of the Borrower, and a 50% owner of Kaiser-Hill.


          "K-HFC":  Kaiser-Hill Funding Company, L.L.C., a limited liability
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     company formed under the laws of the State of Delaware, owned in the following percentages by Kaiser-Hill (98%), ICF Kaiser Government Programs (1%), and CH2M Hill Federal Group, Ltd. (1%), a wholly owned subsidiary of CH2M Hill Companies, Ltd.'

          "Kaiser-Hill":  Kaiser-Hill Company, LLC, a limited liability company
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     formed under the laws of the State of Colorado, equally owned by ICF Kaiser
     Government Programs and CH2M Hill Federal Group, Ltd., a wholly owned subsidiary of CH2M Hill Companies, Ltd.
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          (b)  Subsection 1.1 of the Credit Agreement is hereby further amended by adding at the end of the definition of "Subsidiary" the following new sentence:

          "Notwithstanding the foregoing definition, the term "Subsidiary" or "Subsidiaries" shall not include Kaiser-Hill or K-HFC for the purposes of its use in the definitions of (i) "Consolidated Net Income" (except, for any period, to the extent by the Borrower or any of its Subsidiaries (other than Kaiser-Hill or K-HFC)), (ii) "Borrowing Base" (as incorporated in the term "Domestic Subsidiaries" as used therein) and (iii) "Capital Expenditure", "Consolidated Interest Expense", "Consolidated Lease Expense", "Consolidated Net Worth", "Restricted Cash Amount", and "Unrestricted Cash Amount"."

     3.   Amendment of Subsection 4.15.  Subsection 4.15 of the Credit Agreement
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is hereby amended by adding at the end thereof the following sentence:
"Notwithstanding the foregoing, (i) for all purposes under this subsection, there shall be excluded all amounts allocable to Kaiser-Hill and K-HFC and (ii) ICF Kaiser Government Programs shall be required to become a Subsidiary Guarantor prior to September 30, 1995", such that Subsection 4.15 thereafter reads, as amended:

     "4.15  Subsidiaries.  the Subsidiaries of the Borrower listed on Schedule
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     III, as supplemented from time to time, constitute all of the Subsidiaries of the Borrower. The Borrower and the Subsidiary Guarantors collectively
     (a) own (directly and not through other Subsidiaries) at least 90% of the assets of the Borrower and its consolidated Domestic Subsidiaries on a consolidated basis and (b) received at least 90% of the gross revenues and 90% of the Consolidated Net Income received by the Borrower and its consolidated Domestic Subsidiaries on a consolidated basis for the fiscal quarter most closely preceding the fiscal quarter during which this representation is made or deemed made. The Borrower and the Domestic Subsidiaries collectively (a) own (directly and not through other Subsidiaries) at least 75% of the assets of the Borrower and its consolidated Subsidiaries on a consolidated basis and (b) received at least 75% of the gross revenues and 75% of the Consolidated Net Income received by the Borrower and its consolidated Subsidiaries on a consolidated basis for the fiscal quarter most closely preceding the fiscal quarter during which this representation is made or deemed made. Notwithstanding the foregoing, (i) for all purposes under this subsection, there shall be excluded all amounts allocable to Kaiser-Hill and K-HFC and (ii) ICF Kaiser Government Programs shall be required to become a Subsidiary Guarantor prior to September 30, 1995."

     4.   Amendment of Subsection 6.2.  Subsection 6.2 of the Credit Agreement
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is hereby amended by adding at the end thereof the following new clause (i) (and by adjusting the placement of the word "and" and the punctuation at the end of each clause as appropriate):
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     "(j)  concurrently with the delivery of the financial statements referred to in subsections 6.1(a), (b) and (c) for each applicable period thereunder, consolidated balance sheets and the related statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries excluding all amounts attributable to Kaiser-Hill and K-HFC (except to the extent that such amounts are required to be included in the calculation of Consolidated Net Income in accordance subsection 1.1), such financial statements to be certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments, in the case of such quarterly financial statements)."

     5.   Amendment of Subsection 7.2.  Subsection 7.2 of the Credit Agreement
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is hereby amended by adding at the end thereof the following new clause (k) (and by adjusting the placement of the word "and" and the punctuation at the end of each clause as appropriate):

          "(k) Indebtedness incurred by Kaiser-Hill and K-HFC, with respect to which (a) the sole legal recourse for collection of principal, premium, if any, and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and
     (b) neither the Borrower nor any Subsidiary of the Borrower, other than Kaiser-Hill and K-HFC, is directly or indirectly liable to make any payment or has any Guarantee Obligation (other than in under letters of credit or Guarantee Obligations permitted under subsection 7.10(k)(i))."

     6.   Amendment of Subsection 7.3.  Subsection 7.3 of the Credit Agreement
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is hereby amended by adding at the end thereof the following new clause (l) (and by adjusting the placement of the word "and" and the punctuation at the end of each clause as appropriate):

          "(l) Liens created by or securing Indebtedness permitted under and described in subsection 7.2(k) and Liens directly related to the assignment, sale, or other disposition of U.S. Department of Energy receivables by Kaiser-Hill and K-HFC permitted under and described in subsection 7.6(h)."

     7.   Amendment of Subsection 7.6.  Subsection 7.6 of the Credit Agreement
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is hereby amended by adding at the end thereof the following new clause (h) (and by adjusting the placement of the word "and" and the punctuation at the end of each clause as appropriate):

          "(h) the assignment, sale, or other disposition of U.S. Department of Energy receivables by Kaiser-Hill and K-HFC in connection with the financing thereof."

     8.   Amendment of Subsection 7.10.  (a) Subsection 7.10 of the Credit
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Agreement is hereby amended by adding to the end thereof the following new clause (k)
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(and by adjusting the placement of the word "and" and the punctuation at the end of each clause as appropriate):

          "(k) (i) letters of credit or other Guarantee Obligations issued for the benefit of Kaiser-Hill and K-HFC for the purpose of supporting financing of ineligible receivables (including unbilled receivables) of Kaiser-Hill and K-HFC, in an aggregate face amount not to exceed $6,000,000 at any time outstanding, (ii) additional advances, loans, extensions of credit, capital contributions to, or any other investment in, Kaiser-Hill and K-HFC by the Borrower of ICF Kaiser Government Programs, in an aggregate amount not to exceed $1,000,000 at any time outstanding and (iii) letters of credit or other Guarantee Obligations issued for the benefit of Kaiser-Hill and K-HFC for the purpose of supporting workers compensation insurance obligations in an aggregate face amount not to exceed $1,500,000 at any time outstanding; provided that the items permitted under the foregoing clauses (i), (ii) and (iii) be directly related Kaiser-Hill's Performance Based Integrating Management contract with the U.S. Department of Energy at the Rocky Flats Environmental Technology Site near Golden, Colorado, or Kaiser-Hill's and K-HFC's financing arrangements related thereto, and provided, further, that the aggregate amount at any time outstanding pursuant to such clauses (i), (ii) and (iii) shall not exceed the excess of $12,500,000 over the amount of investments outstanding pursuant to subsection 7.10(I) at such time, and provided, further, that except as expressly set forth in this clause (k), the letters of credit, Guarantee Obligations, advances, loans, extensions of credit, capital contributions and investments permitted under and described in this clause
     (k) shall be neither subject to the limitations of, nor deemed permitted under, any other clause of subsection 7.10."

     9.   Representations; No Default.  On and as of the date hereof, and after
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giving effect to this Amendment, the Company confirms, reaffirms and restates that the representations and warranties set forth in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects, provided that the references to the Credit Agreement therein shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment.

     10.  Conditions to Effectiveness.  This Amendment shall become effective on
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and as of the date (the "Amendment Effective Date") that the Agent shall have
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received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of each of the Company, the Agent, and the Required Lenders, along with the written consent of each Subsidiary Guarantor in the form attached hereto.

     11.  Limited Amendment.  Except as expressly waived and amended herein, the
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Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the
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instruments or agreements referred to therein, as the same may be amended from time to time.

     12.  Cost and Expenses.  The Company agrees to pay or reimburse the Agent
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for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, and the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of its counsel.

     13.  Counterparts.  This Amendment may be executed by one or more of the
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parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     14.  Governing Law. This amendment shall be governed by, and construed and
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interpreted in accordance with, the laws of the state of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.